Allegiant Q1 2020 Earnings

Exhibit 99.1

ALLEGIANT TRAVEL COMPANY FIRST QUARTER 2020
FINANCIAL RESULTS
First quarter 2020 loss per share of $(2.08)
First quarter 2020 fully diluted earnings per share, excluding special items and adjusted for tax, of $2.05 (1)
First quarter 2020 airline only fully diluted earnings per share, adjusted for tax, of $1.89 (1)

LAS VEGAS. May 12, 2020 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the first quarter 2020, as well as comparisons to the prior year:

Consolidated	Three Months Ended March 31,		Percent Change
(unaudited) (in millions, except per share amounts)	2020	2019
Total operating revenue	$409.2	$451.6	(9.4)%
Operating income (loss)	(117.8)	91.1	(229.3)
Income (loss) before income taxes	(130.7)	73.9	(276.9)
Net income (loss)	(33.0)	57.1	(157.8)
Diluted earnings (loss) per share	$(2.08)	$3.52	(159.1)

Consolidated - adjusted	Three Months Ended March 31,		Percent Change
(unaudited) (in millions, except per share amounts)	2020	2019
Adjusted operating income(1)	$55.1	$91.1	(39.5)
Adjusted income before income taxes(1)	42.2	73.9	(42.9)
Adjusted net income(1)	33.3	57.1	(41.7)
Adjusted diluted earnings per share (1)	$2.05	$3.52	(41.8)

Allegiant Q1 2020 Earnings

Airline only	Three Months Ended March 31,		Percent Change
(unaudited)	2020	2019
Airline operating revenue (millions)(1)	$404.7	$448.3	(9.7)%
Airline operating income (millions)(1)	51.1	98.5	(48.1)
Airline operating margin	12.6%	22.0%	(42.7)
Airline income before income taxes (millions) (1)	$38.8	$81.5	(52.4)
Airline fully diluted earnings per share(1)	$1.89	$3.98	(52.5)

Airline CASM ex fuel (cents)1)	6.51	6.40	1.7
(1) Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information.

“The events that have unfolded over the last eight weeks are truly unprecedented,” stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. “We began to see the first signs of demand weakness at the end of February, with a steep downward demand trajectory by mid-March. Despite March revenues down nearly 40 percent year over year, we finished the quarter with airline-only EPS of $1.89 per share and an airline-only operating margin of 12.6 percent. These numbers are a true testament to the flexibility of our model and our ability to right-size capacity quickly and seamlessly.
"Since the onset of the pandemic, we have been laser-focused on ensuring the health and safety of our employees and passengers. Enhancing our cleaning procedures, adding health precautions and employing smart principles of social distancing, we recently launched our Going the Distance for Health and Safety initiative as a resource to customers, the details of which can be found in the bullets below. It outlines a set of principles which are as much a part of our DNA as flying from small cities to vacation destinations. These principles are designed to evolve with travel needs, as a permanent part of our operation.
"In addition to health and safety enhancements, we took early and decisive action to preserve liquidity and reduce cash burn. These measures, outlined below, have brought immediate and significant progress over the past few weeks. Most notably, more than 25 percent of our team members have strengthened these efforts by participating in voluntary leave and pay reduction programs. I am humbled by their generosity and personal investment in our company. These investments will help preserve jobs and the company alike. The effect of these combined liquidity preservation measures has reduced daily cash burn to roughly $2.1 million a day, in a matter of a few weeks.
"As previously reported, we will receive $172 million in payroll support under the CARES Act, of which $86 million has been received to date, with the remainder being paid in installments. In addition, we will receive nearly $100 million in federal income tax refunds during the second quarter of 2020 related to favorable net operating loss (NOL) carryback rules as outlined by the CARES Act. We anticipate another projected $100 million or more early next year related to 2020 expected losses and capital expenditures. I look at this very material $200 million plus in federal income tax refunds as our ‘equity’ offering other carriers are currently pursuing in the market. With these refunds and our aggressive cost and capital expenditure savings, we believe we have sufficient liquidity going forward. Should we project a need for additional funds, we have up to $276 million of dry powder available through the end of September from the CARES Act loan program.

"Near term is painful and will continue to be painful. But I believe our model, given the current economic impact, is best-suited to withstand the brutal impact from this pandemic. In the near term, we will most likely shrink our fleet by as many as 25 aircraft. These aircraft, particularly the motors, will ‘seed’ our near and long-term ability to materially reduce planned engine overhauls, beginning in 2020 and for years thereafter. Going forward, the market will favor buyers, not sellers as has been the case the past few years. We will be able to use our expertise, as we did with the MD80s, to purchase aircraft and associated parts at what we believe will be substantial discounts to recent prices. We will ‘manage’ planned overhauls via our balance sheet versus expensive overhaul shop visits. Another substantial advantage is that we do not have meaningful aircraft purchase commitments in 2021 and beyond. The combination of our retirements and the greatly reduced cost of used aircraft and their motors is a key part of both our near-term liquidity benefit and long-term - 2021 and beyond - reduced capital requirements for our growth. Finally, I am reminded of a saying I used with our MD80s, namely ‘we were a non-capital-intensive business in a capital-intensive industry.’

Allegiant Q1 2020 Earnings

"Going forward, we are prepared to make tough choices and take any steps necessary to adapt and right-size our cost structure. Since the outset of the COVID-19 crisis, we have taken proactive measures to adjust quickly and aggressively to meet the demands of this challenging and changing environment. With that said, our low-cost business model has proven its resilience during past economic downturns, and we expect it will support our ability to rebound here as well. The Allegiant model, based on simplicity, flexibility and optionality is well-suited for these difficult environments."

Covid-19 Responses - Going the Distance for Health and Safety

•
Enhanced aircraft cleaning, including regular treatment with an advanced antimicrobial protectant that kills viruses, germs and bacteria on contact for 14 days. Our treatment schedule, along with regular cleaning processes, far exceeds manufacturer guidelines

•	Social distancing principles at check-in, boarding and on-board, including limiting adjacent row seating and allowing only customers on the same itinerary to utilize middle seats as practicable

•	Volatile Organic Compound (VOC) air filters that ensure the air quality on our planes exceeds HEPA standards

•	Complimentary health and safety kits, which include a single-use face mask, a pair of non-latex disposable gloves and cleaning wipes, provided to all of our customers

•	Crew members wear face masks on board and gloves during in-flight service

•	All in-flight service offerings consist of prepackaged, factory sealed goods

•	In-flight service frequency has been reduced to once per flight

Network and Customer Experience

•	Reduced April capacity by 87.4 percent

•	Evaluating May and June and expect significant capacity reductions based on diminished leisure demand trends

•	Waived change and cancellation fees for all customers for future travel

•	Extended expiry on credit vouchers to two years

Cash Outlay Reduction - as much as $375 million in cash outlay reductions to our initial 2020 plan

•	Suspended all stock buybacks and dividends

•	Executives reduced salaries by 50 percent and Board members are foregoing cash compensation

•	Neither the chairman and CEO nor the president draw a salary

•	Enacted a hiring freeze and offering voluntary leave

•	More than 1,100 team members are currently participating in some form of pay reduction program

•	Suspended nearly all contractor positions, subscriptions, non-essential training and travel

•	Suspended all non-essential capital expenditures including non-airline subsidiaries

•	Extended payment terms and renegotiating contracts with vendors

CARES Act Relief

•	Payroll support in the amount of $171.9 million comprised of $150.3 million in direct grants and a $21.6 million low-interest, unsecured 10-year loan.

•	Received first installment of $86 million with remainder expected over the next three months

•	Warrants will be issued to the U.S. Department of the Treasury to purchase 25,898 shares at a strike price of $83.33 per share

•	Federal income tax refund of $94 million related to 2018 and 2019 net operating loss carrybacks

•	Anticipated federal income tax refund of $100 million expected to be received between March and May 2021 for 2020 net operating loss carryback

•	Submitted application under the Loan Program with the option to access up to $276 million secured loan through September 2020

Allegiant Q1 2020 Earnings

Balance Sheet, Cash and Liquidity

•	Total cash and investments at March 31st and April 30th were $464 million and $517 million(1) , respectively

•	Repriced Term Loan B facility with a 150 basis points rate reduction and upsized by $100 million in February

•	Obtained financing of $31 million in April secured by two A320 aircraft

•	Current 2Q20 cash burn is expected to be $2.1 million per day(2)

•	Cash burn assumes gross bookings for 2Q20 average $750 thousand per day

•	3Q20 cash burn is expected to be $1.5 million per day assuming gross bookings average $750 thousand per day

•	Further sources of liquidity expected during the second quarter around $163 million, including:

•	Additional payroll support from CARES Act in the amounts of $68.7 million

•	Federal income tax refund of $94 million related to net operating losses from 2018 and 2019

•	Reduced full year capital expenditures by $260 million

•	$100 million reduction in airline capital expenditures

•	Expect all remaining 2020 aircraft and engine acquisitions to be financed

•	$160 million reduction in non-airline capital expenditures

•	We currently have 28 unencumbered aircraft and 8 unencumbered spare engines with an appraised value of roughly $431 million

•	Air traffic liability at March 31 and April 30 was $304 million and $305 million, respectively

•	March 31 and April 30 balance related to future scheduled flights are $137 million and $95 million

•	March 31 and April 30 balance related to travel vouchers issued for future use are $167 million and $210 million

(1) April 30 ending cash balance of $517 million includes the first installment payment received under the CARES Act Payroll Support Program of $86 million.
(2) Daily cash burn defined as cash from operations less debt and rent obligations and capital expenditure outflows excluding aircraft and engine acquisitions as they are expected to be financed. Excludes impact of CARES Act Payroll Support Program funding.

Non-airline Subsidiaries

•	Nearly all non-airline subsidiary spend has been suspended indefinitely

•	COVID-19 triggered impairment review and as a result of the uncertainty moving forward, the company recognized a total impairment of $163 million over its non-airline subsidiaries:

•	Sunseeker impairment of $137 million - suspended construction indefinitely

•	No plans for future capital commitments from Allegiant

•	Exploring potential strategic partnerships

•	Nonstop impairment of $18 million - reorganized to be self-sufficient, not requiring future funding from the airline

•	Warren location temporarily closed - produced positive cash flow prior to closing

•	Permanently closed Utah locations

•	Teesnap impairment of $8 million - reorganized to be self-sufficient, not requiring future funding from the airline

•	Remains an asset held for sale

First quarter 2020 results

•	TRASM decreased 13.4 percent

•	March capacity cut 23.3 percent and down 12.2 percent year over year

•	Airline only CASM, excluding fuel increased 1.7 percent on capacity growth of 4.0 percent

•	CASM, excluding fuel had been on track to be down 2.0 percent on capacity growth of 16.0 percent prior to COVID-19 scheduling changes

Allegiant Q1 2020 Earnings

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Tuesday, May 12 to discuss its first quarter 2020 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

In connection with the COVID-19 pandemic, we have taken advantage of the SEC release allowing us to delay the filing of our Form 10-Q for the first quarter 2020 and our proxy statement. We now expect to file our Form 10-Q by May 31, 2020 and our proxy statement the week of June 8, 2020. With this delay, we are now planning to hold our annual stockholders meeting on Tuesday, August 4, 2020.

Allegiant Q1 2020 Earnings

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with premier leisure experiences - from vacations to hometown family entertainment. Since 1999, Allegiant Air has linked travelers in small-to-medium cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant's all-Airbus fleet serves communities across the nation, with base airfares less than half the cost of the average domestic roundtrip ticket. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future airline operations and capacity, the efficacy of cost saving measures, future expenditures, our ability to access additional funds from the Treasury, cash burn, aircraft financings, expected capital expenditures, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the impact and duration of the COVID-19 pandemic on airline travel and the economy, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft under contract, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop and finance a resort in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Percent
	2020	2019	change
OPERATING REVENUE:
Passenger revenue	$378,911	$419,977	(9.8)
Third party products	15,976	17,141	(6.8)
Fixed fee contract revenue	8,919	10,575	(15.7)
Other revenue	5,375	3,929	36.8
Total operating revenue	409,181	451,622	(9.4)
OPERATING EXPENSES:
Salary and benefits	112,646	119,411	(5.7)
Aircraft fuel	88,813	99,682	(10.9)
Depreciation and amortization	43,699	36,182	20.8
Station operations	40,999	38,965	5.2
Maintenance and repairs	21,795	22,824	(4.5)
Sales and marketing	18,455	20,926	(11.8)
Aircraft lease rental	962	—	NM
Other	26,717	22,554	18.5
Special charges	172,900	—	NM
Total operating expense	526,986	360,544	46.2
OPERATING INCOME (LOSS)	(117,805)	91,078	(229.3)
OTHER (INCOME) EXPENSE:
Interest expense	18,153	18,083	0.4
Capitalized interest	(4,067)	(1,503)	170.6
Interest income	(2,311)	(3,201)	(27.8)
Loss on extinguishment of debt	1,222	3,677	(66.8)
Other, net	(76)	103	(173.8)
Total other expense	12,921	17,159	(24.7)
INCOME (LOSS) BEFORE INCOME TAXES	(130,726)	73,919	(276.9)
INCOME TAX PROVISION (BENEFIT)	(97,717)	16,795	(681.8)
NET INCOME (LOSS)	$(33,009)	$57,124	(157.8)
Earnings (loss) per share attributable to common shareholders(1):
Basic	($2.08)	$3.52	(159.1)
Diluted	($2.08)	$3.52	(159.1)
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	15,952	16,011	(0.4)
Diluted	15,952	16,013	(0.4)

NM - Not meaningful
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended March 31,		Percent
	2020	2019	change (1)
OPERATING STATISTICS
Total system statistics:
Passengers	3,175,450	3,450,278	(8.0)
Available seat miles (ASMs) (thousands)	4,067,671	3,910,239	4.0
Operating expense per ASM (CASM) (cents)	12.96	9.22	40.6
Fuel expense per ASM (cents)	2.18	2.55	(14.5)
Operating CASM, excluding fuel (cents)	10.77	6.67	61.5
Airline only operating CASM, excluding fuel (cents)	6.51	6.40	1.7
ASMs per gallon of fuel	85.7	84.1	1.9
Departures	26,312	25,200	4.4
Block hours	62,123	59,819	3.9
Average stage length (miles)	895	904	(1.0)
Average number of operating aircraft during period	93.5	79.6	17.5
Average block hours per aircraft per day	7.3	8.3	(12.0)
Full-time equivalent employees at end of period	4,436	4,067	9.1
Fuel gallons consumed (thousands)	47,479	46,474	2.2
Average fuel cost per gallon	$1.87	$2.14	(12.6)
Scheduled service statistics:
Passengers	3,154,606	3,421,538	(7.8)
Revenue passenger miles (RPMs) (thousands)	2,925,482	3,191,045	(8.3)
Available seat miles (ASMs) (thousands)	3,964,009	3,802,132	4.3
Load factor	73.8%	83.9%	(10.1)
Departures	25,484	24,344	4.7
Block hours	60,346	57,963	4.1
Total passenger revenue per ASM (TRASM) (cents)(2)	9.96	11.50	(13.4)
Average fare - scheduled service(3)	$64.02	$69.64	(8.1)
Average fare - air-related charges(3)	$56.10	$53.10	5.6
Average fare - third party products	$5.06	$5.01	1.0
Average fare - total	$125.18	$127.75	(2.0)
Average stage length (miles)	900	908	(0.9)
Fuel gallons consumed (thousands)	46,105	45,068	2.3
Average fuel cost per gallon	$1.87	$2.13	(12.2)
Percent of sales through website during period	93.1%	93.6%	(0.5)
Other data:
Rental car days sold	481,046	471,598	2.0
Hotel room nights sold	92,004	105,015	(12.4)

(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(3) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

Unaudited (millions)	3/31/2020	12/31/2019	Percent Change
	(unaudited)
Unrestricted cash and investments
Cash and cash equivalents	$138.4	$121.9	13.5%
Short-term investments	314.9	335.9	(6.3)
Long-term investments	11.0	15.5	(29.0)
Total unrestricted cash and investments	464.3	473.3	(1.9)
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs	223.6	173.3	29.0
Long-term debt and finance lease obligations, net of current maturities and related costs	1,264.4	1,248.6	1.3
Total debt	1,488.0	1,421.9	4.6
Total Allegiant Travel Company shareholders’ equity	809.9	883.6	(8.3)

Summary Cash Flow

	Three Months Ended March 31,		Percent
Unaudited (millions)	2020	2019	Change
Cash provided by operating activities	$106.3	$160.1	(33.6)%
Changes in air traffic liability	53.9	64.0	(15.8)
Changes in working capital, ex air traffic liability	(189.5)	(16.1)	NM
Purchase of property and equipment, including capitalized interest	134.5	122.6	9.7
Cash dividends paid to shareholders	11.5	11.4	0.9
Proceeds from the issuance of long-term debt	100.0	494.0	(79.8)
Principal payments on long-term debt & finance lease obligations	34.4	386.3	(91.1)

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended March 31,
	2020	2019
Basic:
Net income (loss)	$(33,009)	$57,124
Less net income allocated to participating securities	(236)	(799)
Net income (loss) attributable to common stock	$(33,245)	$56,325
Earnings (loss) per share, basic	$(2.08)	$3.52
Weighted-average shares outstanding	15,952	16,011
Diluted:
Net income (loss)	$(33,009)	$57,124
Less net income allocated to participating securities	(236)	(798)
Net income (loss) attributable to common stock	$(33,245)	$56,326
Earnings (loss) per share, diluted	$(2.08)	$3.52
Weighted-average shares outstanding	15,952	16,011
Dilutive effect of stock options and restricted stock	16	31
Adjusted weighted-average shares outstanding under treasury stock method	15,968	16,042
Participating securities excluded under two-class method	(16)	(29)
Adjusted weighted-average shares outstanding under two-class method	15,952	16,013

Appendix A
Non-GAAP Presentation
Three Months Ended March 31, 2020 and 2019
(Unaudited)

Adjusted operating income, adjusted income before income taxes, adjusted net income and adjusted diluted earnings per share (also referred to as diluted earnings per share, excluding special items and adjusted for tax), all eliminate the effect of the non-cash impairment charge for the non-airline subsidiaries as well as an airline special expense, related directly to COVID 19, which is not reflective of our ongoing operating performance. The adjusted diluted earnings per share also ignores a one-time tax benefit allowed under the CARES Act. As such, all of these are non-GAAP financial measures.

In addition, airline operating revenue, airline operating income, airline income before income taxes, airline net income, airline operating expense, and airline fully diluted earnings per share (also referred to as airline only fully diluted earnings per share, adjusted for tax) all eliminate the effects of non-airline operating activity, which is not reflective of the airline operating performance. Airline earnings before interest, taxes, depreciation and amortization ("Airline EBITDA") eliminates the effects of non-airline operating activity and other items. Airline only diluted earnings per share also ignores a one-time tax benefit allowed under the CARES Act, but does reflect an assumed tax rate on the airline only income before taxes. As such, all of these are non-GAAP financial measures.

EBITDA, as presented in this press release, and the various airline only metrics disclosed, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. We caution investors that amounts presented in accordance with this definition may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.

We use EBITDA to evaluate our operating performance and liquidity and it is among the primary measures used by management for planning and forecasting of future periods. We believe the presentation of this measure is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•	EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;

•	EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;

•
although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements; and

•	other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Presented below is a quantitative reconciliation of EBITDA to the most directly comparable GAAP financial performance measure, which we believe is net income. We believe the presentation of EBITDA and the airline only measures is relevant and useful for investors because it allows them to better gauge the performance of the airline and to compare our results to other airlines.

In addition to EBITDA as defined above, we have included a separate EBITDA as defined by certain credit agreements. This measurement of EBITDA adjusts for losses on impairment, Sunseeker calculation of net income/(loss), stock compensation expense, amortization of debt issuance costs, (gain)/loss on disposal of assets, tax provision - in excess of cash paid, and special non-recurring items.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is operating revenue, operating income, net income, operating expenses, and diluted earnings per share and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating income, net income or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended March 31,
	2020	2019
Reconciliation of adjusted operating income (loss) (millions)
Operating income (loss) as reported (GAAP)	$(117.8)	$91.1
Special items:
Impairment of non-airline subsidiaries	163.4	—
Airline special item expense	9.5	—
Adjusted operating income (loss) (1)	55.1	91.1

	Three Months Ended March 31,
	2020	2019
Reconciliation of adjusted income (loss) before income taxes (millions)
Income (loss) before income taxes as reported (GAAP)	$(130.7)	$73.9
Special items:
Impairment of non-airline subsidiaries	163.4	—
Airline special item expense	9.5	—
Adjusted income (loss) before income taxes (1)	42.2	73.9

	Three Months Ended March 31,
	2020	2019
Reconciliation of adjusted net income (millions)
Adjusted income (loss) before income taxes (per calculation in previous table) (1)	$42.2	$73.9
Adjusted income tax provision (1) (2)	8.9	16.8
Adjusted net income excluding special items and adjusted for tax (1)	33.3	57.1

	Three Months Ended March 31,
	2020	2019
Reconciliation of adjusted diluted earnings (loss) per share
Adjusted net income excluding special items and adjusted for tax (millions) (per calculation in previous table) (1)	$33.3	$57.1

Diluted shares used for computation (thousands) (3)	15,972	16,013

Diluted earnings (loss) per share as reported (GAAP)	(2.08)	3.52
Adjusted fully diluted earnings per share (1)	2.05	3.52

	Three Months Ended March 31,
	2020	2019
Reconciliation of airline operating CASM excluding fuel (millions, unless otherwise noted)
Consolidated operating expense (GAAP)	$527.0	$360.5
Less aircraft fuel expense	88.8	99.7
Less non-airline operating expense (1)	173.4	10.7
Total airline operating expense less fuel expense (1)	264.8	250.1

System available seat miles	4,067.7	3,910.2
Cost per available seat mile (cents) as reported	12.96	9.22
Cost per available seat mile excluding fuel and non-airline operating expense (cents) (1)	6.51	6.40

	Three Months Ended March 31,		Trailing Twelve Months Ended March 31,
	2020	2019	2020	2019
Reconciliation of airline operating revenue, operating income (loss), net income (loss), and EBITDA (millions, unless otherwise noted)
Operating revenue as reported (GAAP)	$409.2	$451.6	$1,798.5	$1,693.6
Non-airline operating revenue (1)	4.5	3.3	19.6	10.4
Airline operating revenue (1)	404.7	448.3	1,778.9	1,683.2

Operating income (loss) as reported (GAAP)	(117.8)	91.1	155.1	254.6
Non-airline operating loss (1)	(168.9)	(7.4)	(186.3)	(17.8)
Airline operating income (1)	51.1	98.5	341.4	272.4
Airline operating margin	12.6%	22.0%	19.2%	16.2%

Net income (loss) as reported (GAAP)	(33.0)	57.1	142.0	163.7
Non-airline net loss (1)	(169.5)	(7.6)	(188.4)	(18.0)
Airline net income (1)	136.5	64.7	330.4	181.7

Airline net income (1)	136.5	64.7	330.4	181.7
Airline interest expense, net (1)	11.2	13.2	56.1	46.9
Airline income tax provision (benefit) (1)	(97.7)	16.8	(45.4)	40.1
Airline depreciation and amortization (1)	42.5	35.2	158.3	134.9
Airline loss on debt extinguishment (1)	1.2	3.7	1.2	3.7
Airline EBITDA (1)	93.7	133.6	500.6	407.3
Average number of aircraft in service (#)	93.5	79.6	89.0	88.5
Airline EBITDA per aircraft	1.0	1.7	5.6	4.6

	Three Months Ended March 31,		Trailing Twelve Months Ended March 31,
	2020	2019	2020	2019
Reconciliation of airline EBITDA to EBITDA as defined by certain credit agreements (millions)
Airline EBITDA(1)	$93.7	$133.6	$500.6	$407.3
Adjusting items (4)	103.1	(5.7)	107.4	2.8
EBITDA as defined by certain credit agreements (1)	196.8	127.9	608.0	410.1

	Three Months Ended March 31,
	2020	2019
Reconciliation of airline diluted earnings (loss) per share (millions, unless otherwise noted)
Net income (loss) as reported (GAAP)	$(33.0)	$57.1
Airline net income (1)	136.5	64.7
Airline income tax provision (benefit) (1)	(97.7)	16.8
Airline income before income taxes (1)	38.8	81.5
Adjusted income tax (2)	8.1	—
Adjusted airline net income, adjusted for tax (1)	30.7	81.5

Diluted shares used for computation (thousands) (3)	15,972	16,013

Diluted earnings (loss) per share as reported (per share) (GAAP)	$(2.08)	$3.52

Airline fully diluted earnings per share (per share) (1)	$1.89	$3.98
(1) Denotes non-GAAP figure.
(2) Adjusted income tax for 2020 utilizes a 21.0% effective rate.
(3) Approximately 20 thousand shares were added to the calculation as excluding them would have been antidilutive
(4) Adjusting items includes the following: loss on impairment, Sunseeker net income/(loss), stock compensation expense, amortization of debt issuance costs, (gain)/loss on disposal of assets, tax provision - in excess of cash paid, and other special non-recurring items.